UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	57-1150621
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration file number to which this form relates:  333-123644

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share.

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common stock of the Registrant set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-123644) as originally filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2005, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.    Exhibits.

Exhibit Number	Description

1.	Certificate of Incorporation of Registrant and amendments thereto, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement.
2.

Form of Amended and Restated Certificate of Incorporation of the Registrant (to become effective upon completion of the offering), incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement.

3.	Bylaws of registrant, incorporated by reference to Exhibit 3.3 of the S-1 Registration Statement.
4.	Form of Amended and Restated Bylaws of the Registrant (to become effective upon completion of the offering), incorporated by reference to Exhibit 3.4 of the S-1 Registration Statement.
5.	Specimen Certificate evidencing shares of common stock, incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement.
6.

Stockholders’ Agreement, dated as of September 15, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C., and Five Mile River Capital Partners LLC, incorporated by reference to Exhibit 4.2 of the S-1 Registration Statement.

7.	Letter agreement, dated August 9, 2000, by Back to School Acquisition, L.L.C., amending the Stockholders’ Agreement, incorporated by reference to Exhibit 4.3 of the S-1 Registration Statement.
8.	Letter agreement, dated August 9, 2000, by Lincoln Technical Institute, Inc., amending the Stockholders’ Agreement, incorporated by reference to Exhibit 4.4 of the S-1 Registration Statement.
9.

Stockholders’ Agreement, dated as of June 21, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C., P.J. Santangelo and James Santangelo, incorporated by reference to Exhibit 4.5 of the S-1 Registration Statement.

10.

Management Stockholders Agreement, dated as of January 1, 2002, by and among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Stockholders and other holders of options under the Management Stock Option Plan listed therein, incorporated by reference to Exhibit 4.6 of the S-1 Registration Statement.

11.

Form of Registration Rights Agreement between Lincoln Educational Services Corporation and Back to School Acquisition, L.L.C., incorporated by reference to Exhibit 4.7 of the S-1 Registration Statement.

12.

Form of Stockholder's Agreement among Lincoln Educational Services Corporation, Back to School Acquisition, L.L.C., Steven W. Hart and Steven W. Hart 2003 Grantor Retained Annuity Trust, incorporated by reference to Exhibit 10.13 of the S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: June 22, 2005	By:	/s/ CESAR RIBEIRO
		Name:	Cesar Ribeiro
		Title:	Vice President, Chief Financial Officer and Treasurer